Exhibit (24)

POWER OF ATTORNEY

We, the undersigned directors and officers of Valley National Bancorp, hereby severally constitute and lawfully appoint Gerald H. Lipkin and Alan D. Eskow, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 of Valley National Bancorp and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gerald H. Lipkin	Chairman of the Board, President and Chief Executive Officer and Director	February 13, 2007
Gerald H. Lipkin

/s/ Alan D. Eskow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2007
Alan D. Eskow

/s/ Mitchell L. Crandell	First Vice President and Controller (Principal Accounting Officer)	February 13, 2007
Mitchell L. Crandell

/s/ Andrew B. Abramson	Director	February 13, 2007
Andrew B. Abramson

/s/ Pamela R. Bronander	Director	February 13, 2007
Pamela R. Bronander

/s/ Eric P. Edelstein	Director	February 13, 2007
Eric P. Edelstein

/s/ Mary J. Steele Guilfoile	Director	February 13, 2007
Mary J. Steele Guilfoile

/s/ H. Dale Hemmerdinger	Director	February 13, 2007
H. Dale Hemmerdinger

/s/ Graham O. Jones	Director	February 13, 2007
Graham O. Jones

/s/ Walter H. Jones, III	Director	February 13, 2007
Walter H. Jones, III

/s/ Gerald Korde	Director	February 13, 2007
Gerald Korde

Signature	Title	Date

/s/ Michael L. LaRusso Michael L. LaRusso	Director	February 13, 2007

/s/ Robinson Markel Robinson Markel	Director	February 13, 2007

/s/ Robert E. McEntee Robert E. McEntee	Director	February 13, 2007

/s/ Richard S. Miller Richard S. Miller	Director	February 13, 2007

/s/ Barnett Rukin Barnett Rukin	Director	February 13, 2007